Exhibit 10.8

Contract NO.：Ningzhijianfa 【2017】4011

House Leasing Contract

Lessor(hereinafter referred to as Party A)：Nanjing Construction and Development of Intelligent Manufacturing Industrial Park Co., Ltd

Lessee(hereinafter referred to as Party B)：Nanjing Aoting Technology Development Co., Ltd

Pursuant to the Contract Law of the People's Republic of China and related laws and regulations, according to the basic content of the investment agreement (宁高管投协字[2016]5号) signed by the High-tech Zone Management Committee and Jiangsu Austin Company, due to the conditions of the purchase of the plant are not yet complete. In order to ensure that Party B’s business activities are carried out on schedule, both parties, based on the principle of equality and mutual benefit, have reached an agreement on matters related to house leasing through friendly negotiations as follows:

Chapter 1 Property to be leased, purpose and lease term

1.1 Property to be leased and purpose：Party A agrees to let its Building 6, 6 Zhida Road, Zhicheng Park, Jiangbei New Area Intelligent Manufacturing Industrial Park, with a building area of approximately 8,888 square meters to be leased and sold to Party B as a place for research, production, and business operation.

1.2 Lease term：After friendly negotiation between the two parties, the lease term will be from September 30, 2017 to the day when the quoted property Building 6 is officially transferred to Party B. Among them, within 3 months after the signing of the agreement will be the transition period for Party B's decoration, and this period is a rent-free period.

Chapter 2 Lease expense standard and payment method

2.1 Lease expense standard：The house with a construction area of about 8,888 square meters in Building 6 of the Zhicheng Park to which Party A belongs, the monthly rent for the lease term is 12RMB/m2 per month based on the construction area. Party A will temporarily issue a real estate lease receipt to Party B after receiving the rent.

2.2 In order to support the company’s development, the rent payment is based on the principle of renting first and paying later, that is, Party B pays the current year’s rent before the end of each fiscal year. For example, in the future, Party B’s purchase of the property will be deducted from the purchase deposit paid by Party B.

2.3 After the real estate is officially transferred to Party B, the rent (including deposit) paid by Party B during the rental period will offset the purchase price agreed in the investment agreement, and all the property rights of the house will be obtained after all the house payments have been paid; if Party B does not purchase the house within the contract period, The rent paid in advance is collected as lease expense.

Party B remits the rent to the account designated by Party A through the bank.

Bank account number: 932405000

Account name: Nanjing Construction and Development of Intelligent Manufacturing Industrial Park Co., Ltd

Account Bank: Shanghai Pudong Development Bank Jiangbei Branch

Chapter 3 Rental Deposit

3.1 After friendly negotiation, both parties A and B agreed that the rental deposit for this house is rent for one month, that is, 10,666RMB, (capital: then thousand, six hundred, sixty, six rounds), which shall be paid by B to Party A in one lump sum when entering the site for decoration.

3.2 Party A and Party B agree that when the lease expires or the contract is terminated early for reasons that are not at Party B's fault, and the following conditions are met at the same time, then Party A shall return the rental deposit to Party B in full within 5 days after the completion of the house handover. (the rental deposit will be kept by Party A interest-free during the lease term)

(1) Party B does not appear to be in arrears of rent and other fees that should be paid in a timely manner;

(2) The main structure of the house is not damaged and the auxiliary facilities are intact when Party B hands over the house.

If Party B breaches the contract or should be liable for compensation to Party A, after both parties have confirmed the amount of compensation and arrears, Party A has the right to directly deduct the corresponding expenses confirmed by both parties from the rental deposit in accordance with the provisions of this contract. If after deducting the rent and lease deposit, Party B is still insufficient to pay the aforesaid expenses, Party B shall, within 5 working days from the date of the occurrence of this fact (and receiving Party A’s notification), shall make up the house lease deposit to the full amount, otherwise, It is deemed that Party B owes the fees under the contract, and shall be liable for breach of contract according to the delayed payment.

Chapter 4 Agreement on payment of property management fees, utilities, etc.

4.1 Property management fee standard: within the lease period, the property management fee shall be paid to the property company at 2RMB/m per month. Subject to the lease term of this contract, Party B and the property management company signed the "Property Management Association 4.2 during the lease period, Party B's water and electricity bills shall be calculated and paid based on the installed water and electricity meter units plus the share of the public water and electricity bills. The electricity of the air-conditioning system, ventilation system, and other equipment shall be paid at the same time according to the independent measurement or apportionment method.

4.3 The water and electricity fee of Party B shall be collected by the property management company. Party B shall pay the required utility bills to the property management company within 5 days after receiving the consolidated accounting list from the property management company. Water and electricity expenses provided by the property management company list, and provide a copy of the invoice (with the financial seal of the property management company) as Party B’s financial expenditure certificate

Chapter 5 Rights and Obligations of Party A

5.1 Party A has the right to collect rents, rental deposits, and other related expenses according to the contract; the property management fee and water and electricity fees shall be settled by the property management company directly.

5.2 Party A has the right to conduct proper inspection and supervision of leased houses but shall not interfere with Party B’s normal production, operation, and office order.

5.3 During the validity period of this contract, if Party A needs to renovate the real estate, and it involves the area around the use of the leased house by Party B (including the ground, passage, roof, etc.), it shall obtain the consent of Party B in advance and ensure that it will not affect Party B’s normal work.

5.4 Party A guarantees that the leased house by Party B has normal water and electricity. If Party B needs to increase capacity when using electricity, Party B shall submit a written application for a capacity increase to Party A 10 days in advance. The capacity increase application must be approved by Party A before it can be implemented, and the cost of capacity increase and transformation shall be borne by Party B.

5.5 When Party A has to terminate the contract due to special reasons such as industrial adjustments and government planning, Party A has the right to terminate this contract in advance, but it should notify Party B 90 days in advance. Possible relocation costs are discussed separately

5.6 Party A urges the property management company: to ensure the safety of the office environment during the lease of Party B, to ensure that the building security, fire protection, intelligent and other system facilities can be monitored in real-time, and to ensure that the external environment of the rented house of the enterprise is monitored in real-time for 24 hours and regular fixed-point patrols and other services. The specific rules shall be stipulated separately in the "Property Management Agreement".

Chapter 6 Rights and Obligations of Party B

6.1 Party B has the right to renovate, decorate, or add new objects to the leased house and its auxiliary facilities. The cost shall be borne by Party B. The decoration plan shall be confirmed in writing by Party A or the authorized unit in advance.

6.2 Party B has the right to make reasonable written suggestions on the management of the property management company and supervise the security and sanitation of the property management company.

6.3Party B has the right to submit a written request for renewal to Party A 30 days before the expiration of the lease contract and enjoy the priority of lease under the same conditions.

6.4 Party B must abide by the relevant national and local environmental protection laws and regulations. Before Party B enters the station: Party B must apply to the environmental protection department, safety supervision department, and fire protection department for project environmental assessment, safety assessment, and project construction fire protection filing procedures and obtain relevant approvals. During operation, Party B should conduct R&D, production, and operation activities in strict accordance with the environmental assessment report and safety assessment approval. Non-domestic garbage shall be disposed in accordance with relevant regulations, and Party B shall bear the above expenses.

6.5 Party B shall actively cooperate with the fire protection inspection work of the property management company and have the basic facilities for fire control.

6.6 Party B shall strictly abide by the relevant national policies and regulations, achieve legal operations, and accept the supervision and inspection of relevant departments; at the same time, accept the supervision and management and various systems of the Nanjing Intelligent Manufacturing Industrial Park.

6.7 Party B shall pay rent, rental deposit, property management fees, water and electricity costs, etc. as scheduled in this contract, as well as other expenses that should be paid to Party A according to the supplementary agreement that may be signed in the future of this contract

6.8 Without the written consent of Party A, Party B shall not use the leased house for other purposes not agreed in this contract, shall not sublet or lend it to other companies or individuals, and shall not use the leased house in the form of a joint operation with other companies or individuals.

6.9 Party B shall use and take good care of the leased house and the facilities and equipment provided by Party A as well as other office supplies and shall transfer it to Party A intact when the lease is withdrawn.

6.10 During the lease term, Party B shall be responsible for all activities and safety of Party B’s staff and other related personnel.

6.11Within 30 days before the expiration of this contract, when Party B clearly stated that it will not renew the lease, if the address registered in the industrial and commercial, tax and other related licenses for Party B is in the leased house in this contract, Party B must handle the change and transfer of the license registration address before the handover of both parties.

Chapter 7 Leased property decoration and restoration

7.1 During the lease term, Party B shall renovate, decorate or add new objects to the leased house and its auxiliary facilities, etc., and shall submit the environmental assessment approval, fire protection record approval and safety assessment approval, and the renovation or alteration plan shall be reported to Party A 15 days in advance, only after written consent Party B can enter the site for renovation and normal operation, and the renovation or alteration costs shall be borne by itself.

7.2 If Party B affects the normal production, office, and research of other enterprises during the renovation and operation or causes damage to the public parts of the building, Party B shall bear the responsibility and compensate for the loss.

7.3 When Party B withdraws the lease, it shall restore the rented house in its original state when Party A delivers it. the cost shall be borne by Party B, or Party A shall be responsible for the restoration, but Party B shall be charged for the actual cost of the restoration project. If Party B has not retrieved the items left in the leased house within 10 days after the termination, cancellation and expiration of the contract, it shall be deemed that Party B has waived the ownership of the remaining items and shall be disposed of by Party A.

Chapter 8 Termination of contract

8.1 Both parties can terminate this contract after friendly negotiation.

8.2 In one of the following circumstances, Party A has the right to terminate this contract immediately and unconditionally, and Party B shall be liable for breach of contract. Before Party B leaves the premises, it is necessary to restore the leased property to its original state. If it causes loss to Party A or damages other equipment such as the property of other companies in the building, and the public facilities of the building, Party B shall also bear the costs of compensation, maintenance, and engineering.

A. Party B notifies Party A in writing 30 days in advance of the increase, decrease, or change of business types, however, does not obtain consent and confirmation letter from Party A.

B. Party B fails to pay any of the first rent, rental deposit, next year's rent, utility bills within 30 days after the collection by Party A;

C. In the process of house improvement, Party B dismantles and alters the main structure and appearance of the house without authorization, and constructs other buildings within the leased area without authorization;

D. Without the written consent of Party A, Party B uses the leased house for other purposes not stipulated in this contract, sublet or lend it to other companies or individuals, and use the leased house in a joint venture with other companies or individuals.

E. Party B fails to go through the environmental assessment, safety assessment, and fire protection filing procedures in accordance with the requirements before entering the station, and does not conduct R&D, production, and business activities in accordance with the requirements in operation;

F. Party B cannot actively cooperate with the fire protection inspection work of the property management company and fails to purchase the basic facilities urgently required for fire control as required;

G. Party B has not settled in for renovation within 30 days from the effective date of the contract or the house has been vacant for 60 days after the renovation is completed.

H. Party B uses the property to conduct illegal activities.

I. Party B has a security incident or accident.

J. During the inspection of fire protection, environmental protection, safety, etc., if Party A finds that Party B has hidden safety hazards and violation operations then Party A puts forward rectification requirements and requires Party B to make rectifications on time. If Party B does not make rectifications in accordance with the rectification requirements or still fails to meet the requirements after rectification.

Chapter 9 Liability for breach of contract

9.1 If Party B is in arrears of rents, performance bond, property management fees, utilities or other fees payable to Party A and the property management company, it shall pay Party A or the property management company a late payment penalty, the standard rate is 0.05% of the owed amount for each day overdue.

9.2 If Party A or Party B breaches the contract, the observant party has the right to terminate this contract in accordance with the provisions of this contract and the law, and the breaching party shall pay the observing party liquidated damage of 90 days’ rent for the current year.

Chapter 10 Dispute resolution

10.1 If there is a dispute during the performance of this contract, both parties shall negotiate and resolve it friendly. If the negotiation fails, it shall be settled by the people’s court in the place where the rental house is located.

Chapter 11 Contract effectiveness and others

11.1 Party A or Party B shall not disclose any content of this contract (especially rent, deposit, etc.) and commercial information of the other party to any third party without the consent of the other party.

11.2 For matters not covered in this contract, both parties can negotiate and sign a supplementary agreement.

11.3 This contract will become effective after being stamped (signed) by both parties.

11.4 The original contract is in sextuplicate, Party A holds four copies, and Party B holds two copies.

Party A：Nanjing Construction and Development of Intelligent Manufacturing Industrial Park (Stamp)

Designated representative (Signature): /s/ Nanjing Construction and Development of Intelligent Manufacturing Industrial Park Co., Ltd

Date：September 25, 2017

Party B：Nanjing Aoting Technology Development Co., Ltd

(Stamp)

Designated representative (Signature): /s/ Nanjing Aoting Technology Development Co., Ltd

Date：September 25, 2017

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